                                                                    EXHIBIT 5.1




                              TROUTMAN SANDERS LLP
                                ATTORNEYS AT LAW
                         A LIMITED LIABILITY PARTNERSHIP


                              BANK OF AMERICA PLAZA
                     600 PEACHTREE STREET, N.E. - SUITE 5200
                           ATLANTA, GEORGIA 30308-2216
                             www.troutmansanders.com
                             TELEPHONE: 404-885-3000
                             FACSIMILE: 404-885-3900

                                  June 3, 2004

AGCO Corporation
4205 River Green Parkway
Duluth, GA  30096

         Re: Resale Registration Statement on Form S-3 (Registration No. 333-113560)

Ladies and Gentlemen:

         You have requested our opinion with respect to certain matters in connection with the filing by AGCO Corporation, a Delaware corporation (the "Company"), of a Registration Statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission, pursuant to which the Company is registering for resale under the Securities Act of 1933, as amended (the "Securities Act"), an aggregate of $201,250,000 principal amount of the Company's 1 3/4% Convertible Senior Notes due 2033 (the "Notes") and up to 8,999,759 shares of common stock, $0.01 par value per share, issuable upon conversion thereof (the "Conversion Shares"). The Notes were issued pursuant to that certain Indenture, dated December 23, 2003, by and between the Company and SunTrust Bank (the "Indenture").

         In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the Registration Statement, the Indenture, the Notes and such instruments, certificates, records and documents, and have reviewed such questions of law, as we have deemed necessary or appropriate for purposes of this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted as copies and the authenticity of the originals of such latter documents. As to any facts material to our opinion, we have relied upon the aforesaid instruments, certificates, records and documents and inquiries of your representatives.

         On the basis of the foregoing, we are of the opinion that:

         1. Assuming the Indenture has been duly authorized, executed and delivered by the trustee and the Company and that the Notes have been duly authorized, executed, authenticated, issued and delivered in accordance with the Indenture, and if, notwithstanding any contrary provisions in the Indenture, the Notes were governed by Georgia Law, the Notes constitute valid and binding obligations of the Company, subject to (a) bankruptcy, insolvency, reorganization,



               ATLANTA - HONG KONG - LONDON - NORFOLK - RALEIGH -
                    RICHMOND TYSONS CORNER - VIRGINIA BEACH -
                                WASHINGTON, D.C.

AGCO Corporation
June 3, 2004
Page 2


fraudulent transfer, moratorium or similar laws now or hereafter in effect relating to or affecting the enforcement of creditors' rights generally and (b) general principles of equity (regardless of whether considered in a proceeding at law or in equity).

         2. Following the issuance upon conversion of the Notes in accordance with the terms of the Indenture, the Conversion Shares will be validly issued, fully paid and nonassessable.

         No opinion is given as to the enforceability of any provision in the Indenture or the Notes that purports to waive any obligation of good faith, fair dealing, diligence, materiality or reasonableness, that insulates any person from the consequences of its own misconduct, that makes a person's determinations conclusive, that requires waivers and modifications to be in writing in all circumstances, that states that all provisions are severable, that waives trial by jury or that makes a choice of forum. In addition, no opinion is given as to any provision in the Indenture or the Notes purporting to waive rights to objections, legal defenses, statutes of limitations or other benefits that cannot be waived in advance under applicable law.

         We are members of the State Bar of Georgia and we do not express any opinion herein concerning any law other than the law of the State of Georgia, the General Corporation Law of the State of Delaware and the federal law of the United States.

         This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in law that occur which could affect the opinions contained herein. This opinion is being rendered solely for the benefit of the Company in connection with the matters addressed herein. This opinion may not be furnished to or relied upon by any person or entity for any purpose without our prior written consent.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the Registration Statement, including the prospectus constituting a part thereof, as originally filed or as subsequently amended. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

                                Very truly yours,

                                /s/ Troutman Sanders LLP